UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2011

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Metalico, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 22, 2011.

(b) The following matters were voted upon at the Annual Meeting:

(i) Stockholders voted on the election of nominees for the Board of Directors to serve for a term expiring at the Company’s 2012 Annual Meeting. Each individual named below was re-elected to the Board. The results of voting are set forth opposite the names of the nominees:

				Broker
	For	Against	Abstentions	Non-Votes
Carlos E. Agüero	25,979,979	503,878	23,643	13,313,626
Michael J. Drury	25,982,380	495,927	29,193	13,313,626
Bret R. Maxwell	26,050,035	433,972	23,493	13,313,626
Walter H. Barandiaran	24,689,181	1,814,626	23,693	13,313,626
Paul A. Garrett	26,108,420	389,247	29,833	13,313,626
Sean P. Duffy	26,098,809	375,547	33,144	13,313,626

(ii) Stockholders approved a proposal to ratify the selection of J.H. Cohn, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 as follows:

For	Against	Abstentions
38,863,325	830,577	127,224

(iii) Stockholders endorsed an advisory resolution to approve the compensation of the Company’s named executive officers as follows:

For	Against	Abstentions	Broker Non-Votes
23,457,757	2,951,920	97,823	13,313,626

(iv) In another advisory vote, Stockholders recommended holding an annual vote on stockholder advisory resolutions to approve the Company’s executive compensation as follows:

One Year	Two Years	Three Years	Abstentions
18,474,053	5,838,286	2,108,646	86,515

Item 8.01. Other Events.

Effective July 21, 2010, Infrastructure & Environmental Private Equity Fund III, LP (“IEPEF”) and Environmental & Information Technology Private Equity Fund III (“EITPEF”), venture capital funds for which one of the Company’s directors, Bret R. Maxwell is a common ultimate controlling party as managing general partner, entered into separate Rule 10b5-1 trading plans (the “2010 IEPEF Plan” and the “2010 EITPEF Plan,” respectively, and each a “2010 Fund Plan”) with a broker as part of each fund’s individual long-term asset diversification, tax and financial planning strategies, including anticipated obligations to their respective investors as each fund matures. Each 2010 Fund Plan is scheduled to expire on July 21, 2011. Effective July 15, 2011, each of IEPEF and EITPEF has entered into a successor Rule 10b5-1 trading plans (the “2011 IEPEF Plan” and the “2011 EITPEF Plan,” respectively, and each a “2011 Fund Plan”) on substantially the same terms as the respective 2010 Fund Plans.

Under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. Using these 10b5-1 plans, stockholders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact, and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Under each 2011 Fund Plan, the broker may sell a specified amount of Company stock each week on the open market (not to exceed a specified amount of Company stock per month) at prevailing market prices, beginning after July 5, 2011, provided that the price per share is at or above a price specified in the 2011 Fund Plan. The maximum number of shares that may be sold during the duration of each 2011 Fund Plan, in the aggregate, is equal to the applicable venture capital fund’s total equity holdings as of June 15, 2011. Neither fund holds any equity interests in the Company other than common stock. Each 2011 Fund Plan will terminate upon the earliest of (i) the close of business on July 15, 2012, (ii) the date as of which the applicable fund provides two business days’ prior written notice to the broker of the termination of such 2011 Fund Plan, (iii) the completion of all sales contemplated by such 2011 Fund Plan, and (iv) other termination provisions specified in the 2011 Fund Plans. Mr. Maxwell shares authority on trading decisions with other controlling parties of IEPEF and EITPEF. Neither he nor such other controlling parties will have any control over the stock sales under the 2011 Fund Plans.

The summaries of the 2011 Fund Plans set forth above are not intended to be comprehensive descriptions of the terms of such Plans. Each Plan is intended to comply with the Company’s Insider Trading Policy and with the provisions of Rule 10b5-1. Transactions under the Plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

Item 9.01. Financial Statements and Exhibits.

Ex. 99.1 Minutes of the Annual Meeting of Stockholders of June 22, 2011. The Minutes will also be available on the Corporate Governance page of the Company’s website at www.metalico.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

June 23, 2011	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Minutes of Metalico, Inc. 2011 Annual Stockholders Meeting